UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): November 26, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 26, 2008, Cell Therapeutics, Inc., a Washington corporation (“CTI”) entered into the Purchase and Formation Agreement (“Purchase Agreement”) with Spectrum Pharmaceuticals, Inc., a Delaware corporation (“Spectrum”), and RIT Oncology, LLC, a newly-formed Delaware limited liability company (the “Joint Venture”), for the formation of a 50/50 owned joint venture to commercialize and develop Zevalin® (ibritumomab tiuxetan) (the “Zevalin Product”) in the United States.

At the closing, CTI and Spectrum will enter into an operating agreement for the Joint Venture, a newly formed limited liability company (the “LLC Agreement”), which will set forth the terms of governance, capital contributions and distributions and certain buy-out and put rights, among other things. Upon the closing of the transaction, CTI and Spectrum will become the sole members of the Joint Venture whose sole purpose would be to commercialize the Zevalin Product in the United States. A Board of Managers comprised of an equal number of members from both companies would be established to govern the Joint Venture. Both parties will equally provide for the future capital requirements of the Joint Venture and share equally in the profits and losses of the Joint Venture. Additionally, at the closing, each of CTI and Spectrum will pledge their respective membership interests in the Joint Venture to each other to secure certain obligations set forth in the Purchase Agreement and LLC Agreement (which security interest will be subordinate and subject to certain first priority security interests). CTI will receive an initial payment of $7.5 million at closing and $7.5 million in early January 2009, in addition up to $15 million in product sales milestone payments upon achievement of certain revenue targets.

CTI acquired the U.S. rights to develop, market and sell Zevalin from Biogen Idec Inc. (“Biogen”) on December 21, 2007. The closing of the joint venture transaction is subject to the satisfaction of certain customary closing conditions, including the consent of Biogen to the assignment of the Zevalin Product assets to the Joint Venture, in a form satisfactory to each of Biogen, CTI and Spectrum, as well as other customary closing conditions. If the transaction does not close on or before December 15, 2008, each of CTI and Spectrum may elect to terminate the Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

On November 26, 2008, CTI and Spectrum issued a joint press release announcing the transaction described in Item 1.01 hereof, a copy of which is attached as Exhibit 99.1 hereto.

Pursuant to a request from CONSOB, the Italian securities regulatory authority, CTI issued a press release in Italy on November 27, 2008 (the “Press Release”). Attached as Exhibit 99.2 is an English translation of the Press Release.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 26, 2008

99.2	English Translation of Press Release (issued in Italy) dated November 27, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2008	CELL THERAPEUTICS, INC.

	By:	/s/ Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 26, 2008

99.2	English Translation of Press Release (issued in Italy) dated November 27, 2008